EXHIBIT 23.3

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                             RD HUNTER & COMPANY LLP
                          Certified Public Accountants

One Mack Centre Drive                         Members
Paramus, New Jersey                           American Institute of
07652-3900                                      Certified Public Accountants
Tel 201 261-4030                              New Jersey Society of
Fax 201 261-8588                                Certified Public Accountants
http://www.rdhunter.com                       Accounting Firms Associated, Inc.
                                              Alliott Peirson International

                       CONSENT OF RD HUNTER & COMPANY LLP


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 1997, in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Lakeview Financial Corp. for the registration of its common stock.




                                                 /s/ RD Hunter & Company LLP
         Paramus, New Jersey                     RD Hunter & Company LLP
         January 15, 1998                        Certified Public Accountants